UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2025

APPLIED ENERGETICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14015	77-0262908
(Commission File Number)	(IRS Employer Identification No.)

9070 S Rita Road, Suite 1500, Tucson, Arizona	85747
(Address of Principal Executive Offices)	(Zip Code)

(520) 628-7415

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company: ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	AERG	OTCQB

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 3, 2025, the Board of Directors of Applied Energetics expanded its number to seven members and appointed Christopher Donaghey and Scott Andrews to serve as new directors., effective immediately.

Mr. Donaghey was appointed CEO of Applied Energetics in November of 2024, bringing over two decades of strategic leadership across the aerospace, defense, and capital markets sectors. His addition to the Board reflects the company’s commitment to aligning executive leadership with long-term strategic governance. Mr. Donaghey’s biographical information can be found in the company’s most recent Proxy Statement, filed with the SEC on September 18, 2024.

Mr. Andrews is a proven leader and accomplished executive with a history of success across a wide range of industries, including manufacturing, transportation, financial services, entrepreneurship, and higher education. Since 2022, he has served as Chair-Board of Trustees of The Virginia Retirement System (VRS), an independent state agency and the 14th largest public or private pension fund in the U.S. Since 2006, he has served as Chairman and CEO of Northern Contours, Inc., a leading manufacturer of alternative cabinet and furniture components using advanced engineering, He has also served on its Board of Directors since 2006. He has been a Co-Founder and Partner in Harvest Equity Investments, LLC. He was President & Chief Executive Officer of Grantham University in 2017 and 2018.

Mr. Andrews has served on the Board of Directors of Journey Health since 2024 and has previously been on the boards of World Air Holdings, Inc.(NASDAQ: WLDA), serving as Chairman of the Audit Committee and the Special Committee on Strategic Alternatives, and of Grantham Education Corporation, where he was also Chairman of the Audit Committee and a member of the Special Committee on Strategic Alternatives, in addition to serving as its President and CEO.

Mr. Andrews received his BA in Economics, cum laude, from the University of Virginia and is a Fellows Program Graduate of the Halftime Institute.

Upon his appointment to the board, Mr. Andrews received options to purchase up to 250,000 shares of common stock under the 2018 Incentive Stock Plan. Such options vest in the amount of 125,000 shares on the first anniversary of his service and 125,000 on the second anniversary of his service. Such options are exercisable at a price of $1.70 per share, being the fair market value on the date of grant, and expire after ten years.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release, dated June 9, 2025--Applied Energetics Announces New Board Appointments
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED ENERGETICS, INC.

By:	/s/ Christopher Donaghey
Christopher Donaghey
President and Chief Executive Officer

Date: June 9, 2025

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